Exhibit 99.1

Biotech and Investment Veteran Dennis Purcell Joins the Board of ViralClear Pharmaceuticals, a majority-owned subsidiary of BioSig Technologies, Inc.

Founder of Aisling Capital, Mr. Purcell was honored in the ‘Biotech Hall of Fame’ and cited as one of the top 100 contributors to the biotechnology sector

Westport, CT, May 5, 2020 /GLOBE NEWSWIRE/ — BioSig Technologies, Inc. (NASDAQ: BSGM) (“BioSig” or the “Company”) today appointed Mr. Dennis Purcell to the Board of Directors of its majority-owned subsidiary ViralClear Pharmaceuticals, Inc.

Mr. Purcell brings to ViralClear a wealth of life science and investment experience. Mr. Purcell is the Founder of Aisling Capital LLC and previously served as Senior Managing Partner. Prior to Aisling Capital, Mr. Purcell served as Managing Director of the Life Sciences Investment Banking Group at Chase H&Q (formerly Hambrecht & Quist, “H&Q”). Aisling Capital (formerly Perseus-Soros Bio-pharmaceutical Fund), formed in 2001, is a leading venture capital fund that has invested over $2 billion in emerging biopharmaceutical companies globally which has helped the industry to mature and become the main source of new innovative drugs and devices being used to treat diseases today. While at H&Q, Mr. Purcell was directly involved with over two hundred completed transactions and supervised over $10 billion of financing and advisory assignments in the Life Sciences industry. Prior to joining H&Q, Mr. Purcell was a Managing Director in the Healthcare Group at PaineWebber, Inc.

Mr. Purcell is a frequent commentator on the industry and has been honored in the “Biotech Hall of Fame” by Genetic Engineering News, named to the Biotechnology All-Stars list by Forbes ASAP, honored as one of the top 50 Irish-American businessmen and cited as one of the top 100 contributors to the biotechnology industry.

Mr. Purcell serves on numerous healthcare company boards. He currently sits on the Boards of Real Endpoints, Summus Global, Inc., BioScience Managers Pty Ltd., and Ichnos Sciences. He also serves as a member of the Board of: the Editorial Advisory Board at Life Science Leader Magazine; the Executive Committee at NYBIO Association; the University of Delaware Investment Visiting Committee as well as the Biopharmaceutical Innovation Board at the University of Delaware; the Foundation of the Alliance for Regenerative Medicine; and the Healthcare sector of the New York City Investment Fund. He is also an Executive in Residence at Columbia University.

Mr. Purcell received his M.B.A. from Harvard Business School and his B.S. in Accounting from the University of Delaware.

Mr. Purcell is the latest high-profile addition to the Company’s Board and will serve alongside former Chief Medical Officer of Celgene Jerome Zeldis, M.D., Ph.D, Nick Spring, CEO of ViralClear and a former senior executive at Merck & Co. and Anthony Zook, former senior executive at Astra Zeneca, Plc.

“ViralClear assembled a team with a highly impressive collective skillset to address a very pressing public health issue. I look forward to joining the management and my fellow Board members as the Company seeks to translate the strong in vitro findings into clinically meaningful results,” commented Mr. Purcell.

“We are thrilled to welcome Dennis at this important time in our Company’s development, and look forward to his contributions,” added Jerome Zeldis, M.D., Ph.D, Executive Chair of ViralClear Pharmaceuticals, Inc.

The Company recently announced that Mayo Clinic is set to become a study site for a planned Merimepodib Phase II clinical trial for the treatment of COVID-19, once permitted by the FDA. The study will be a randomized, placebo-controlled trial. Data from the Phase II trial is expected within three months from its commencement.

“Dennis is a fantastic addition to ViralClear Board. His extensive knowledge of the biotech industry and his directorship expertise will be highly valuable to the Company as it reaches inflection points in its development,” stated Kenneth L. Londoner, Chairman and CEO of BioSig Technologies, Inc. and Director of ViralClear Pharmaceuticals, Inc.

About merimepodib

Anti-viral candidate merimepodib (MMPD) targets RNA-dependant polymerases. The molecule has shown activity against a broad spectrum of RNA viruses and has demonstrated satisfactory safety data from over 300 patients treated for hepatitis C. Recently, the Company published first pre-clinical data generated under contract with Galveston National Laboratory at The University of Texas Medical Branch. The Company recently submitted two manuscripts titled“The IMPDH inhibitor merimepodib provided in combination with the adenosine analogue remdesivir reduces SARS-CoV-2 replication to undetectable levels in vitro” and “The IMPDH inhibitor merimepodib suppresses SARS-COV-2 replications”. The manuscripts were authored by Natalya Bukreyeva, Emily K. Mantlo, Rachel A. Sattler, Cheng Huang, John T. Manning, Slobodan Paessler, DVM, Ph.D of the UTMB Galveston National Laboratory and Jerome Zeldis, M.D., Ph.D of ViralClear. In-vitro studies referenced in the manuscript demonstrated that merimepodib decreased viral production by over 98%.

About BioSig Technologies
BioSig Technologies is a medical technology company commercializing a proprietary biomedical signal processing platform designed to improve signal fidelity and uncover the full range of ECG and intra-cardiac signals (www.biosig.com).

The Company’s first product, PURE EP(tm) System is a computerized system intended for acquiring, digitizing, amplifying, filtering, measuring and calculating, displaying, recording and storing of electrocardiographic and intracardiac signals for patients undergoing electrophysiology (EP) procedures in an EP laboratory.

About ViralClear

BioSig’s subsidiary ViralClear Pharmaceuticals, Inc., is seeking to develop a novel pharmaceutical to treat COVID-19. Merimepodib is intended to be an orally administered, broad-spectrum anti-viral agent that has demonstrated strong activity against COVID-19 in cell cultures in laboratory testing. The product candidate has completed Phase I and three Phase II trials in other indications.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward- looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the geographic, social and economic impact of COVID-19 on our ability to conduct our business and raise capital in the future when needed, (ii) our inability to manufacture our products and product candidates on a commercial scale on our own, or in collaboration with third parties; (iii) difficulties in obtaining financing on commercially reasonable terms; (iv) changes in the size and nature of our competition; (v) loss of one or more key executives or scientists; and (vi) difficulties in securing regulatory approval to market our products and product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

Andrew Ballou
BioSig Technologies, Inc.
Vice President, Investor Relations

54 Wilton Road, 2nd floor

Westport, CT 06880

aballou@biosigtech.com

203-409-5444, x133